Exhibit j2

POWER OF ATTORNEY

WITH RESPECT TO

BARCLAYS GLOBAL INVESTORS FUNDS AND

MASTER INVESTMENT PORTFOLIO

Know all men by these presents that each of the Trustees of Barclays Global Investors Funds and Master Investment Portfolio (the “Trusts”) whose names and signatures appear below, constitutes and appoints Lee T. Kranefuss, Michael A. Latham, Marco E. Adelfio and Susan C. Mosher, his or her attorneys-in-fact, with power of substitution, and each of them in any and all capacities, to sign any registration statements and amendments thereto for the Trusts and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

April 29, 2005

/s/ Mary G. F. Bitterman	/s/ Jack S. Euphrat
Name: Mary G. F. Bitterman	Name: Jack S. Euphrat

/s/ Lee T. Kranefuss	/s/ Michael A. Latham
Name: Lee T. Kranefuss	Name: Michael A. Latham

/s/ Richard K. Lyons	/s/ Leo Soong
Name: Richard K. Lyons	Name: Leo Soong